Exhibit 99.4

CUMULUS MEDIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements of Cumulus Media Inc. (the “Company” or “Cumulus”) give effect to the previously announced completion of the following transactions:

•
the Company’s acquisition, on December 12, 2013, of Dial Global, Inc. ("Dial Global"), now known as WestwoodOne, Inc. ("WestwoodOne") an independent, full-service radio network company offering news, sports, formats, prep, talk and music programming, jingles and imaging, and special events, as well as national advertising sales representation (the “WestwoodOne Acquisition”), for $260.0 million in cash; and

•
the November 14, 2013: (i) sale to Townsquare Media, LLC (“Townsquare”) of 53 radio stations in 12 small and mid-sized markets for approximately $238.0 million in cash; and (ii) swap of 15 radio stations in two small and mid-sized markets with Townsquare in exchange for five radio stations in Fresno, California (the "Acquired Fresno Operations") (such transactions together, the “2013 Townsquare Transaction”).

Pursuant to the agreement governing the WestwoodOne Acquisition, WestwoodOne became a wholly owned subsidiary of the Company and, in connection therewith, all of the issued and outstanding shares of capital stock of WestwoodOne were automatically canceled and converted into the right to receive an aggregate of approximately $45.0 million in cash, and WestwoodOne repaid all of its outstanding indebtedness, including approximately $215.0 million of which was repaid with cash from the Company. The WestwoodOne Acquisition and the Acquired Fresno Operations have been accounted for as business combinations using the acquisition method of accounting, and resulted in the recognition of assets acquired, and liabilities assumed, at fair value. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with any excess purchase price being allocated to goodwill. The pro forma purchase price allocation was based on preliminary estimates of the fair values of the tangible and intangible assets acquired, and liabilities assumed, in each of the WestwoodOne Acquisition and the Acquired Fresno Operations. The fair values of the assets acquired and liabilities assumed represent the Company’s estimates based on information available as of the respective acquisition dates. The Company expects to continue to obtain information to assist in finalizing these valuations during the measurement period. The final purchase price allocations may be different than those reflected in the pro forma purchase price allocation presented herein, and these differences may be material. The radio stations sold and exchanged to Townsquare in the 2013 Townsquare Transaction have been accounted for as discontinued operations.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 gives effect to each of the WestwoodOne Acquisition and the 2013 Townsquare Transaction as if they had occurred on September 30, 2013. The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 give effect to the completion of each of the WestwoodOne Acquisition and the 2013 Townsquare Transaction as if they had occurred on January 1, 2012.

The following unaudited pro forma condensed combined financial statements have been derived from:

•	the Company's audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Form 10-K")
•
the Company's unaudited condensed consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2013 (the "2013 Third Quarter Form 10-Q")

•	Dial Global's, audited consolidated financial statements included in Dial Global's Annual Report on Form 10-K for the year ended December 31, 2012 (the "WestwoodOne 2012 Form 10-K"); and
•
WestwoodOne’s unaudited consolidated financial statements as of September 30, 2013 and for the nine months ended September 30, 2013 (the “WestwoodOne Third Quarter Financial Statements”) Exhibit 99.1 to the Current Report on Form 8-K of which the following unaudited pro forma condensed consolidated financial statement form a part.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with Cumulus’ financial statements and notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in the 2012 Form 10-K and the 2013 Third Quarter Form 10-Q. The unaudited pro forma condensed combined financial statements should also be read in conjunction with WestwoodOne’s financial statements and related notes contained in the WestwoodOne 2012 Form 10-K and the WestwoodOne Third Quarter Financial Statements,

as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section contained in the WestwoodOne 2012 Form 10-K.

The only assumptions and adjustments included in the following unaudited pro forma condensed combined financial statements are those assumptions and adjustments specifically relating to the completion of the WestwoodOne Acquisition and the 2013 Townsquare Transaction, as applicable. Specifically, these assumptions and adjustments to the unaudited pro forma condensed combined statements of operations give effect to certain events that are (i) directly attributable to the completion of the WestwoodOne Acquisition and the 2013 Townsquare Transaction, as applicable, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s results. Adjustments to the unaudited pro forma condensed combined balance sheet give effect to certain events that are directly attributable to the completion of the WestwoodOne Acquisition and the 2013 Townsquare Transaction, as applicable, and that are factually supportable regardless of whether they are expected to have a continuing impact on the Company or are expected to be non-recurring.

The following unaudited pro forma condensed combined financial statements are based upon currently available information and estimates and assumptions the Company believes to be reasonable as of the date hereof. Actual amounts may differ materially from those presented in the accompanying unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements are being provided for informational purposes only and should not be considered indicative of Cumulus’ actual historical financial position or results of operations had either or both of the WestwoodOne Acquisition or the 2013 Townsquare Transaction occurred as of any of the dates indicated or any other date. The accompanying unaudited pro forma condensed combined financial statements should also not be considered representative of Cumulus’ future financial condition or results of operations.

The following unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined statements.

CUMULUS MEDIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(Dollars in thousands, except for per share data)
As of September 30, 2013

	As Reported (A)	Less: Discontinued Operations (B)		Add: Cash Proceeds and Assets Acquired (D)		Add: WestwoodOne Operations	WestwoodOne Acquisition Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$64,170	$(4)		$238,000	(D)	$20,704	$(260,000)	(J)	$62,870
Restricted cash	3,729	—		—		—	—		3,729
Accounts receivable, less allowance for doubtful accounts of $3,728	194,872	(10,979)	(G)	2,036	(G)	62,525	—		248,454
Trade receivable	7,821	(1,036)		—		—	—		6,785
Deferred income taxes	30,575	6,502		189		992	—		38,258
Prepaid expenses and other current assets	23,640	(287)		134		14,050	(5,536)	(N)	32,001
Total current assets	324,807	(5,804)		240,359		98,271	(265,536)		392,097
Property and equipment, net	240,915	(11,370)		5,434		22,765	682	(K)	258,426
Broadcast licenses	1,640,829	(61,384)		17,539		—	—		1,596,984
Other intangible assets, net	194,653	(8,957)		854		121,307	29,747	(L)	337,604
Goodwill	1,205,195	(66,808)		8,469		73,844	38,153	(M)	1,258,853
Other assets	70,740	—		100		4,624	—		75,464
Total assets	$3,677,139	$(154,323)		$272,755		$320,811	$(196,954)		$3,919,428
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$91,728	$(1,200)		$199		$65,306	$(1,733)	(N)	$154,300
Trade payable	7,107	(1,080)		—		—	—		6,027
Current portion of long-term debt	38,092	—		—		207,857	(207,857)	(N)	38,092
Other current liabilities	3,714	—		288		—	9,192	(P)	13,194
Total current liabilities	140,641	(2,280)		487		273,163	(200,398)		211,613
Long-term debt, excluding 7.75% senior notes	1,966,230	—		—		—	—		1,966,230
7.75% senior notes	610,000	—		—		—	—		610,000
Series B cumulative redeemable preferred stock	77,241	—		—		67,212	(67,212)	(N)	77,241
Other liabilities	39,587	(107)		—		25,051	24,749	(NN)	89,280
Deferred income taxes	575,007	(17,003)		2,512		992	—		561,508
Total liabilities	3,408,706	(19,390)		2,999		366,418	(242,861)		3,515,872
Preferred stock	—	—		—		79,892	(79,892)	(O)	—
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 750,000,000 shares authorized; 191,473,932 shares issued and 167,300,363 shares outstanding	1,914	—		—		570	(570)	(O)	1,914
Class B common stock, par value $0.01 per share; 600,000,000 shares authorized; 15,424,944 shares issued and outstanding	154	—		—		—	—		154
Class C common stock, par value $0.01 per share; 644,871 shares authorized issued and outstanding	6	—		—		—	—		6
Treasury stock, at cost, 24,173,569 shares	(250,917)	—		—		—	—		(250,917)
Additional paid-in-capital	1,510,329	—		—		146,384	(146,384)	(O)	1,510,329
Accumulated deficit	(993,053)	(134,933)	(F)	269,756	(F)	(272,453)	272,453	(O)	(858,230)
Total stockholders’ equity	268,433	(134,933)		269,756		(125,499)	125,499	(O)	403,256
Total liabilities and stockholders’ equity	$3,677,139	$(154,323)		$272,755		$320,811	$(197,254)		$3,919,128

See accompanying notes to the unaudited pro forma condensed combined financial statements.

CUMULUS MEDIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Nine Months Ended September 30, 2013
(Dollars in thousands, except for share and per share data)

	As Reported (A)	Less: Discontinued Operations (E)		Add: Acquired Fresno Operations (H)		Add: WestwoodOne Operations	WestwoodOne Acquisition Adjustments		Pro Forma Combined
Broadcast revenues	$802,704	$(52,941)		$10,536		$156,235	$—		$916,534
Management fees	917	—		—		—	—		917
Net revenues	803,621	(52,941)		10,536		156,235	—		917,451
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	509,972	(27,631)		8,034		137,224	(5,058)	(Q)	622,541
Depreciation and amortization	86,809	(3,996)		712		16,381	(1,084)	(R)	98,822
LMA fees	2,356	(62)		—		—	—		2,294
Corporate, general and administrative expenses (including stock-based compensation expense of $11,794)	33,365	—		—		22,361	(9,276)	(S)	46,450
Gain on sale of stations	(3,662)	—		—		—	—		(3,662)
Gain on derivative instrument	(2,672)	—		—		—	—		(2,672)
Total operating expenses	626,168	(31,689)		8,746		175,966	(15,418)		763,773
Operating income (loss)	177,453	(21,252)		1,790		(19,731)	15,418		153,678
Non-operating expense:
Interest expense, net	(133,279)	—		—		(36,094)	36,094	(T)	(133,279)
Loss on early extinguishment of debt	(4,539)	—		—		(15,661)	15,661	(T)	(4,539)
Unrealized gain on fair value of warrant liability	—	—		—		2,010	(2,010)	(W)	—
Other expense, net	(400)	1		—		—	—		(399)
Total non-operating expense, net	(138,218)	1		—		(49,745)	49,745		(138,217)
Income from continuing operations before income taxes	39,235	(21,251)		1,790		(69,476)	65,163		15,461
Income tax (expense) benefit	(14,087)	8,607	(I)	(725)	(I)	143	(26,391)	(U)	(32,453)
Income (loss) from continuing operations	25,148	(12,644)		1,065		(69,333)	38,772		(16,992)
Net income (loss)	25,148	(12,644)		1,065		(69,333)	38,772		(16,992)
Less: dividends declared and accretion of redeemable preferred stock	10,676	—		—		—	—		10,676
Income (loss) attributable to common shareholders	$14,472	$(12,644)		$1,065		$(69,333)	$38,772		$(27,668)
Basic and diluted income per common share
Basic: Income (loss) from continuing operations per share	$0.06							(V)	$(0.16)
Income (loss) per share	$0.06							(V)	$(0.16)
Diluted: Income (loss) from continuing operations per share	$0.06							(V)	$(0.16)
Income (loss) per share	$0.06							(V)	$(0.16)
Weighted average basic common shares outstanding	176,994,583								176,994,583
Weighted average diluted common shares outstanding	180,032,349								176,994,583
See accompanying notes to the unaudited pro forma condensed combined financial statements.

CUMULUS MEDIA INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2012
(Dollars in thousands, except for share and per share data)

	As Reported (A)	Less: Discontinued Operations (E)		Add: Acquired Fresno Operations (H)		Add: WestwoodOne Operations	WestwoodOne Acquisition Adjustments		Pro Forma Combined
Broadcast revenues	$1,073,901	$(74,310)		$15,602		$239,019	$—		$1,254,212
Management fees	2,681	—		—		—	—		2,681
Net revenues	1,076,582	(74,310)		15,602		239,019	—		1,256,893
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	661,511	(38,627)		11,068		218,891	(6,744)	(Q)	846,099
Depreciation and amortization	142,143	(6,568)		703		23,435	(2,934)	(R)	156,779
LMA fees	3,556	(91)		—		—	—		3,465
Corporate, general and administrative expenses (including stock-based compensation expense of $25,376)	57,438	—		—		28,752	—		86,190
Gain on derivative instrument	(12)	—		—		—	—		(12)
Impairment of intangible assets	127,141	(1,156)		—		92,194	—		218,179
Total operating expenses	991,777	(46,442)		11,771		363,272	(9,678)		1,310,700
Operating income (loss)	84,805	(27,868)		3,831		(124,253)	9,678		(53,807)
Non-operating (expense) income:
Interest expense, net	(198,628)	—		—		(37,635)	37,635	(T)	(198,628)
Loss on early extinguishment of debt	(2,432)	—		—		—	—		(2,432)
Other expense, net	(2,474)	(5)		—		—	—		(2,479)
Total non-operating expense, net	(203,534)	(5)		—		(37,635)	37,635		(203,539)
(Loss) income from continuing operations before income taxes	(118,729)	(27,873)		3,831		(161,888)	47,313		(257,346)
Income tax benefit (expense)	26,552	11,289	(I)	(1,552)	(I)	15,196	(19,162)	(U)	32,323
(Loss) income from continuing operations	(92,177)	(16,584)		2,279		(146,692)	28,151		(225,023)
Income from discontinued operations, net of taxes	59,448	—		—		—	—		59,448
Net (loss) income	(32,729)	(16,584)		2,279		(146,692)	28,151		(165,575)
Less: dividends declared and accretion of redeemable preferred stock	21,432	—		—		—	—		21,432
(Loss) income attributable to common shareholders	$(54,161)	$(16,584)		$2,279		$(146,692)	$28,151		$(187,007)
Basic and diluted (loss) income per common share
Basic: Loss from continuing operations per share	$(0.70)							(V)	$(1.52)
Income from discontinued operations per share	$0.37							(V)	$0.37
Loss per share	$(0.33)							(V)	$(1.15)
Diluted: Loss from continuing operations per share	$(0.70)							(V)	$(1.52)
Income from discontinued operations per share	$0.37							(V)	$0.37
Loss per share	$(0.33)							(V)	$(1.15)
Weighted average basic common shares outstanding	162,603,882								162,603,882
Weighted average diluted common shares outstanding	162,603,882								162,603,882
See accompanying notes to the unaudited pro forma condensed combined financial statements.

CUMULUS MEDIA INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements give effect to the completion, on November 14, 2013 of Cumulus Media Inc.’s (the “Company” or “Cumulus”): (i) sale to Townsquare Media, LLC (“Townsquare”) of 53 radio stations in 12 small and mid-sized markets for approximately $238.0 million in cash; and (ii) swap of 15 radio stations in two small and mid-sized markets with Townsquare, which stations have been accounted for as discontinued operations, in exchange for five stations in Fresno, California, which acquired stations have been accounted under the business combination method of accounting (such transactions together, the "2013 Townsquare Transaction") (iii) the Company’s acquisition, on December 12, 2013, of Dial Global, Inc. ("Dial Global"), now known as WestwoodOne, Inc. ("WestwoodOne"), an independent, full-service radio network company offering news, sports, formats, prep, talk and music programming, jingles and imaging, and special events, as well as national advertising sales representation (the “WestwoodOne Acquisition”), for $260.0 million in cash, which acquisition has also been accounted for under the acquisition method of accounting.

The accompanying unaudited pro forma condensed combined balance sheet is presented as if all components of the WestwoodOne Acquisition and the 2013 Townsquare Transaction occurred on September 30, 2013. The accompanying unaudited pro forma condensed combined statements of operations are presented as if the radio stations sold and exchanged in the 2013 Townsquare Transaction were disposed of on January 1, 2012, and as if the WestwoodOne Acquisition and the five radio stations acquired in Fresno, California, as a part of the 2013 Townsquare Transaction were acquired on January 1, 2012.

The following table sets forth a preliminary purchase price allocation of the asset acquired, and liabilities assumed, in the WestwoodOne Acquisition (dollars in thousands):

Preliminary purchase price allocation		Estimated Fair Value
Current assets		$92,735
Goodwill		111,997
Other intangibles	(1)	151,054
Other assets		4,624
Property, plant and equipment, net	(2)	23,447
Current liabilities		(73,065)
Other liabilities		(50,792)
		$260,000

(1)	Other intangibles	Estimated Useful Life	Estimated Fair Value
	Programming content	9 years	$150,900
	Trademarks	10 years	154
			$151,054

(2)	Property, plant and equipment, net	Estimated Useful Life	Estimated Fair Value
	Buildings and improvements	4 to 12 years	$7,341
	Land		5,509
	Equipment	1 to 7 years	9,406
	Construction in progress		1,191
			$23,447

	Footnotes to Tabular Presentation

A.	Includes the results of the Company’s radio stations sold and swapped in the 2013 Townsquare Transaction, which were not historically reported as discontinued operations.
B.	Represents the elimination of the assets and liabilities attributable to the Company's radio stations sold and swapped in the 2013 Townsquare Transaction.
C.	Represents the pro forma purchase price allocation based upon the estimated fair values attributable to the five Fresno, CA radio stations acquired in the 2013 Townsquare Transaction.
D.	Represents cash proceeds received from the sale of the Company's radio stations in the 2013 Townsquare Transaction.
E.	Represents the elimination of the historical financial results of the Company’s radio stations sold and swapped in the 2013 Townsquare Transaction.
F.
Represents a pre-tax book gain of $110.2 million for which the related tax expense will be offset by the release of valuation allowance associated with the consumption of available net operating loss carryforwards. In addition to these items, adjustments include a deferred tax benefit associated with the release of valuation allowance in the amount of $24.6 million with respect to sources of taxable income from the settlement of certain deferred tax liabilities associated with the Company's disposition of certain indefinite lived intangible swapped and the acquisition of certain deferred tax liabilities associated with the five Fresno, CA radio stations acquired, assets in the 2013 Townsquare Transaction.

G.	Less allowance for doubtful accounts of $0.3 million and $0.1 million for the discontinued operations and assets acquired, respectively in the 2013 Townsquare Transaction.
H.	Represents the financial results of the five Fresno, CA radio stations acquired in the 2013 Townsquare Transaction.
I.	Reflects the tax effect at a blended federal and state statutory rate of 40.5%.
J.	Represents a net cash decrease in cash and cash equivalents for the acquisition of WestwoodOne.
K.	Represents a net adjustment for property and equipment resulting from the application of purchase accounting to the WestwoodOne Acquisition as follows:
	WestwoodOne Acquisition preliminary purchase price allocation to property and equipment -	$23,447
	Less: Existing property and equipment -	(22,765)
	WestwoodOne Acquisition adjustment -	$682
L.	Represents a net adjustment for other intangible assets resulting from the application of purchase accounting to the WestwoodOne Acquisition as follows:
	WestwoodOne Acquisition preliminary purchase price allocation to other intangible assets -	$151,054
	Less: Existing other intangible assets -	(121,307)
	WestwoodOne Acquisition adjustment -	$29,747
M.	Represents a net adjustment to goodwill resulting from the application of purchase accounting to the WestwoodOne Acquisition as follows:
	WestwoodOne Acquisition preliminary purchase price allocation to goodwill -	$111,997
	Less: Existing goodwill -	(73,844)
	WestwoodOne Acquisition adjustment -	$38,153
N.	In connection with the WestwoodOne Acquisition, all of WestwoodOne's outstanding indebtedness (including preferred stock) was repaid, resulting in the following adjustments:
	As of September 30, 2013
	Adjustment to prepaid expenses and other current assets to eliminate historical WestwoodOne debt issuance costs -	$(5,536)
	Adjustment to accounts payable and accrued expenses to eliminate historical WestwoodOne accrued interest -	$(1,733)
	Elimination of historical WestwoodOne current portion of long-term debt -	$(207,857)
	Elimination of historical WestwoodOne preferred stock classified as debt -	$(67,212)
NN.	Represents purchase accounting adjustments to increase other liabilities for:
	Above market leases-	$940
	Failed sales-leaseback lease liability-	9,702
	Long-term portion of excess station compensation -	14,107
	WestwoodOne Acquisition adjustment -	$24,749
O.	Represents the elimination of WestwoodOne's historical equity.
P.	Represents purchase accounting adjustments to increase other current liabilities for:
	Short-term portion of failed sale leaseback lease liability -	$1,993
	Short-term portion of excess station compensation -	7,199
	WestwoodOne Acquisition adjustment -	$9,192

Q.
Represents an adjustment to reflect amortization of above market leases and excess station compensation that were recorded in accordance with purchase accounting as described in Notes NN and P above. These items are being amortized over five and three years, respectively.

R.
Represents an increase to depreciation and amortization expense to reflect the impact of the increase in fair value of tangible assets and amortizable intangible assets acquired in the WestwoodOne Acquisition as follows:

	Nine Months Ended September 30, 2013
	Depreciation and amortization derived from the WestwoodOne Acquisition preliminary purchase price allocation -	$15,297
	Less: Depreciation and amortization included in WestwoodOne's historical financial statements -	(16,381)
	WestwoodOne Acquisition adjustment -	$(1,084)
	Year Ended December 31, 2012
	Depreciation and amortization derived from the WestwoodOne Acquisition preliminary purchase price allocation -	$20,501
	Less: Depreciation and amortization included in WestwoodOne's historical financial statements -	(23,435)
	WestwoodOne Acquisition adjustment -	$(2,934)
S.
Represents an adjustment to decrease corporate, general and administrative expense in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 for:

	Acquisition costs related to the WestwoodOne Acquisition -	$1,978
	Debt amendment costs related to debt eliminated in the acquisition incurred by WestwoodOne -	7,298
	Acquisition adjustment -	$9,276
T.
Represents the elimination of interest expense and the loss on extinguishment of debt in connection with the WestwoodOne Acquisition, as, all of WestwoodOne's outstanding indebtedness (including preferred stock) was repaid in connection therewith.

U.	Reflects the tax effect at a blended federal and state statutory rate of 40.5%.
V.
The changes in earnings per share reflect the impact of the Townsquare Transaction and the WestwoodOne Acquisition as well as the corresponding proforma adjustments on the Company's historical as reported earnings (loss) per share amounts for the nine months ended September 30, 2013 and the year ended December 31, 2012.

W.
Represents the elimination of WestwoodOne's historical unrealized gain on the fair value of warrant liability in connection with the WestwoodOne Acquisition, all of WestwoodOne's outstanding equity, including all outstanding warrants, as was eliminated.